Exhibit 3.1

Delaware The First State Page 1 7402893 8100 Authentication: 203130312 SR# 20231411850 Date: 04-12-23 You may verify this certificate online at corp.delaware.gov/authver.shtml I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “BRIDGECREST AUTO FUNDING LLC”, FILED IN THIS OFFICE ON THE TWELFTH DAY OF APRIL, A.D. 2023, AT 3:04 O`CLOCK P.M.